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                                                                   Exhibit 10.20

                          DEMETER BIOTECHNOLOGIES, LTD.


                             1998 STOCK OPTION PLAN


         1. Purpose. The Demeter Biotechnologies, Ltd. 1998 Stock Option Plan (the "Plan) is established to attract, retain and reward persons providing services to Demeter Biotechnologies, Ltd. and any successor corporation thereto (the "Company") and to motivate such persons to contribute to the growth and profits of the Company in the future.

         2. Administration.

                  (a) General. The Plan shall be administered by the Board of Directors of the Company (the "Board") and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. All questions of interpretation of the Plan or of any options granted under the Plan (an "Option") shall be determined by the Board, and such determinations shall be final and binding upon everyone having an interest in the Plan and/or any Option.

                  (b) Options Authorized. Options may be either incentive stock options as defined in section 422 of the Code ("Incentive Stock Options") or nonqualified stock options ("Nonqualified Stock Options").

         3. Eligibility.

                  (a) Eligible Persons. Options may be granted only to employees (including officers and directors who are also employees) and directors of the Company or to individuals who are rendering services as consultants, advisors, or other independent contractors to the Company. The Board shall, in its sole discretion, determine which persons shall be granted Options (an "Optionee"). Eligible persons may be granted more than one Option.

                  (b) Type of Option Which May Be Granted. Employees may be granted Incentive Stock Options and/or Nonqualified Stock Options; provided, however, that (i) a prospective employee may only be granted a Nonqualified Stock Option; (ii) only key employees may be granted an Incentive Stock Option. A director of the Company may only be granted a Nonqualified Stock Option unless the director is also an employee of the Company. An individual who is rendering services as a consultant, advisor, or other independent contractor, or who is a prospective consultant or advisor, may only be granted a Nonqualified Stock Option.

         4. Shares Subject to Option. Options shall be for the purchase of shares of the authorized but unissued Common Stock or treasury shares of Common Stock of the Company (the "Stock"), subject to adjustment as provided in paragraph 9 below. The maximum number of shares of Stock which may be issued under the Plan shall be ______ shares. In the event that any outstanding Option for any reason expires or is terminated or canceled and/or shares of Stock subject to repurchase are repurchased by the Company, the shares allocable to the


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unexercised portion of such Options, or such repurchased shares, may again be subject to an Option grant.

         5. Time for Granting Options. All Options shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the shareholders of the Company.

         6. Terms, Conditions and Form of Options. Subject to the provisions of the Plan, the Board shall determine for each Option (which need not be identical) the number of shares of Stock for which the Option shall be granted, the exercise price of the Option, the timing and terms of exercisability and vesting of the Option, whether the Option is to be treated as an incentive Stock Option or as a Nonqualified Stock Option and all other terms and conditions of the Option not inconsistent with the Plan. Options granted pursuant to the Plan shall be evidenced by written agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish, which agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

                  (a) Exercise Price. The exercise price for each Option shall be established in the sole discretion of the Board; provided, however, that (i) the exercise price per share for an Incentive Stock Option shall be not less than the fair market value, as determined by the Board, of a share of Stock on the date of the granting of the Option, (ii) the exercise price per share for a Nonqualified Stock Option shall not be less than eighty-five percent (85%) of the fair value, as determined by the Board, of a share of Stock on the date of the granting of the Option and (iii) no incentive Stock Option granted to an Optionee who at the time the Incentive Stock Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company within the meaning of section 422(b)(6) of the Code (a "Ten Percent Owner Optionee") shall have an exercise price per share less than one hundred ten percent (110%) of the fair value, as determined by the Board, of a share of Stock on the date of the granting of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonqualified Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying with the provisions of section 424(a) of the Code.

                  (b) Exercise Period of Options. The Board shall have the power to set the time or times within which each Option shall be exercisable or the event or events upon the occurrence of which all or a portion of each Option shall be exercisable and the term of each Option; provided, however, that (i) no Option shall be exercisable after the expiration of ten (10) years after the date such Option is granted, and (ii) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the date such Option is granted.

                  (c) Payment of Exercise Price. Payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made in cash, by


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check, cash equivalent, pursuant to a "cashless exercise," or such other means as may be specified.

         7. Standard Forms of Stock Option Agreement.

                  (a) Nonqualified Stock Options. Unless otherwise provided for by the Board at the time an Option is granted, an Option designated as a Nonqualified Stock Option shall comply with and be subject to the terms and conditions set forth in the form of Nonqualified Stock Option agreement attached hereto as Exhibit A and incorporated herein by reference.

                  (b) Incentive Stock Options. Unless otherwise provided for by the Board at the time an Option is granted, an Option designated as an Incentive Stock Option shall comply with and be subject to the terms and conditions set forth in a form of Incentive Stock Option agreement attached hereto as Exhibit B and incorporated herein by reference.

         8. Fair Market Value Limitation. To the extent that the aggregate fair market value (determined at the time the Option is granted) of stock with respect to which Incentive Stock Options are exercisable by an Optionee for the first time during any calendar year (under all stock option plans of the Company, including the Plan) exceeds One Hundred Thousand Dollars ($100,000), such options shall be treated as Nonqualified Stock Options. This paragraph shall be applied by taking Incentive Stock Options into account in the order in which they were granted.

         9. Effect of Change in Stock Subject to Plan. Appropriate adjustments shall be made in the number and class of shares of Stock subject to the Plan and to any outstanding Options and in the exercise price of any outstanding Options in the event of a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or like change in the capital structure of the Company.

         10. Transfer of Control. An "Ownership Change" shall be deemed to have occurred in the event any of the following or any similar transaction occurs with respect to the Company:

                  (a) The direct or indirect sale or exchange by the shareholders of the Company of all or substantially all of the stock of the Company;

                  (b) A merger or consolidation involving the Company in which the Company is not the surviving entity;

                  (c) The sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange, or transfer to one (1) or more subsidiary corporations of the Company); or

                  (d) A liquidation or dissolution of the Company.


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         In the event of an Ownership Change, any Options which are neither assumed or substituted for in connection with the Ownership Change nor exercised as of the date of the Ownership Change shall terminate and cease to be outstanding effective as of the date of the Ownership Change.

         11. Options Non-Transferable. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution.

         12. Termination or Amendment of Plan or Options. The Board, including any duly appointed committee of the Board, may terminate or amend the Plan or any Option at any time; provided, however, that (a) without the approval of the Company's shareholders, there shall be (i) no increase in the total number of shares of Stock covered by the Plan (except by operation of the provisions of paragraph 9 above) and (ii) no change in the class eligible to receive Incentive Stock Options and (b) no such action shall deprive any person, without such person's consent, of any rights previously granted pursuant to the Plan.

         IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing Demeter Biotechnologies, Ltd. 1998 Stock Option Plan was duly adopted by the Board of Directors of the Company on the 12th day of May, 1998.


                                                  /s/ Donald A. Guthrie
                                                  ------------------------------
                                                            Secretary


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                                  PLAN HISTORY
                                  ------------


______________, 1998                 Board of Directors adopts Plan with a share
                                     reserve of __________ shares


______________, 1998                 Shareholders approve Plan with a share
                                     reserve of ___________ shares








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